Exhibit 24
POWER OF ATTORNEY

     WHEREAS, the undersigned officer of American Equity Investment Life Holding
Company, an Iowa corporation, hereby constitutes and appoints Phyllis J. Zanghi, Mark
A. Schuman and/or Anant Bhalla, his true and lawful attorney and agent, with full power of substitution and resubstitution, in the name of and on behalf of the undersigned, to do any and all acts and things that execute any and all reports of stock ownership on Form 3,
Form 4 and/or Form 5, and all such related instruments which such attorneys and agents may deem necessary or advisable to enable American Equity Investment Life Holding
Company to comply with the Securities Exchange Act of 1934, as amended, and any rules and regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with reports to be filed by certain beneficial owners of securities under Section 16 of the Securities Exchange Act of 1934, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as an officer of American Equity
Investment Life Holding Company to one or more Forms 3, 4 or 5 to be filed with the
Securities and Exchange Commission with respect thereto, any and all amendments, including post-effective amendments, to such Forms and to any and all instruments and documents filed as part of or in connection with such Forms or amendments thereto;
hereby ratifying and confirming all that such agent and attorney has done, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of July, 2022.

/s/ Nicholas P. Volpe
_______________________
Nicholas P. Volpe

City/County of Nassau
State of New York

The foregoing instrument was acknowledged before me this 26th day of July, 2022 by Nicholas P. Volpe.

/s/ Michael S. Flynn
__________________________
Signature of Notary Public

Notary Registration No: 02FL6270209

My commission expires: 10/15/24